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                                                                   Exhibit 10.28

   NINTH AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          NINTH AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 10, 2006 (this "Amendment"), to the Third Amended and Restated Credit Agreement dated as of June 30, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent (in such capacity, "Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, LLC ("US Borrower") and Inverness Medical (UK) Holdings Limited ("European Borrower", together with US Borrower, collectively, "Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders").

                                   WITNESSETH

          WHEREAS, Borrowers have informed Agent that Innovations or one of the other Credit Parties intends to make one or more purchases (collectively, the "Aztec Investments") of a portion of the common stock (the "Aztec Stock") of a certain company previously identified to Agent and Lenders and having the assumed name Aztec ("Aztec") for aggregate consideration not to exceed $75,000,000;

          WHEREAS, Borrowers have further informed Agent that Innovations or one of the other Credit Parties intends to purchase (the "First Check Acquisition") 100% of the common stock (the "First Check Stock") of First Check Diagnostics, Inc. ("First Check") payable in an initial amount of $25,000,000 in cash (the "Initial First Check Payment") plus additional contingent payments based on future earnings over two years following the Initial First Check Payment if certain "earnout" targets to be set forth in the related acquisition documents are met (the "First Check Earnout Payments");

          WHEREAS, Borrowers have further informed Agent that Innovations or one of the other Credit Parties intends to purchase (the "Instant Technologies Investment") approximately 42% of the common stock (the "Instant Technologies Stock") of Instant Technologies, Inc. ("Instant Technologies") in an aggregate amount not to exceed $25,000,000;

          WHEREAS, Borrowers have informed Agent that Innovations intends to make a loan (the "Employee Loan") to an employee of Innovations consistent with the terms of an offer letter previously provided to Agent, in an amount not to exceed $220,000, to permit such employee to exercise options to purchase shares of employee's previous employer required to be exercised following his termination of employment with such previous employer;

          WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent, and Agent and Requisite Lenders have agreed to consent, to the Aztec Investments, the First Check Acquisition, the Instant Technologies Investment and the Employee Loan on the terms and subject to the conditions set forth herein; and


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          WHEREAS, Borrowers have also requested that Agent and Requisite
Lenders amend the Credit Agreement, and Agent and Requisite Lenders have agreed to amend the Credit Agreement, on the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms not otherwise defined herein, including in the recitals, shall have the meanings ascribed to them in the Credit Agreement.

          2. Amendments to Credit Agreement.

               (a) Amendment to Section 3.10 of the Credit Agreement. Section
3.10 of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date (as hereinafter defined), by amending and restating such Section as follows:

          "3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock (other than to purchase the Aztec Stock otherwise specifically permitted to be acquired), for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose (other than to purchase the Aztec Stock otherwise specifically permitted to be acquired) that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board."

               (b) Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date, by amending and restating such Section as follows:

          "6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that (i) any wholly-owned Subsidiary of US Borrower may merge with US Borrower so long as US Borrower is the survivor thereof, (ii) any wholly-owned Subsidiary of European Borrower may merge with European Borrower so long as European Borrower is the survivor thereof, (iii) any US Credit Party (other than Innovations and US Borrower) may merge with any other US Credit Party (other than Innovations and US Borrower), (iv) any European


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          Credit Party (other than European Borrower) may merge with any other
          European Credit Party (other than European Borrower), and (v) Innovations, Swissco and Inverness Japan may consummate the Acquisition in accordance with the Acquisition Agreement or (b) except for the formation of any Subsidiary or any acquisition of all of the Stock of any Person (an "Acquisition Subsidiary") solely for the purpose of consummating an acquisition which is reasonably expected to be a Permitted Acquisition or for which the Credit Parties are seeking approval of the Requisite Lenders and provided that (A) prior to the consummation of such acquisition (I) such Acquisition Subsidiary shall constitute an Excluded US Subsidiary or Excluded European Subsidiary, as applicable (and, after consummation of such acquisition, shall constitute a US Credit Party or European Credit Party, as applicable),
          (II) such Acquisition Subsidiary shall hold no assets (other than the greater of $10,000 and any minimum capital required by law), (III) such Acquisition Subsidiary shall not conduct any business and (IV) no Credit Party shall transfer any funds or other assets to such Acquisition Subsidiary other than capital contributions permitted under the foregoing clause (II) and as necessary to consummate a Permitted Acquisition, and (B) such Acquisition Subsidiary shall be dissolved and the assets of such Acquisition Subsidiary shall be distributed to a Credit Party if (I) such Permitted Acquisition is not consummated within 120 days following the formation or acquisition of such Acquisition Subsidiary, or (II) the Credit Parties do not receive the consent of Requisite Lenders to such acquisition within 120 days following the formation or acquisition of such Acquisition Subsidiary, form any Subsidiary or acquire all or substantially all of the assets or Stock of any Person without the prior written consent of Requisite Lenders. Notwithstanding the foregoing, any Credit Party may acquire all or substantially all of the assets or Stock of any Person (or in the case of an asset acquisition of substantially all of the assets of a business line or division of a Person) (the "Target") (in each case, a "Permitted Acquisition"), subject to the satisfaction of each of the following conditions:

          (i) Agent shall receive at least three (3) Business Days prior written notice of such proposed Permitted Acquisition together with draft acquisition documentation in connection with such Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition (Agent hereby agreeing to provide copies of such notice to the Lenders of any such Permitted Acquisition at the time such entity acquired becomes a Credit Party under the Credit Agreement, and for assets being acquired in connection with such Permitted Acquisition, when such assets constitute Collateral);

          (ii) such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;


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          (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors or otherwise duly authorized by the Target;

          (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities (other than the First Check Earnout Payments) shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Reporting Credit Parties and Target after giving effect to such Permitted Acquisition, except ordinary course trade payables, accrued expenses and other Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition; provided, that any such Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities (other than ordinary course trade payables and accrued expenses) shall not exceed $5,000,000 outstanding at any one time in respect of all Permitted Acquisitions;

          (v) the consideration payable in connection with all Permitted Acquisitions, including all transaction costs, ordinary course trade payables, accrued expenses and Indebtedness incurred, assumed or otherwise to be reflected on a consolidated balance sheet of Reporting Credit Parties and Target after giving effect to such Permitted Acquisition shall consist solely of (A) common stock, par value $.001 per share of Innovations containing substantially the same rights and preferences as in effect on the date hereof and/or (B) cash not to exceed $20,000,000 in the aggregate for all Permitted Acquisitions in any Fiscal Year; provided, that should the First Check Acquisition, when and if it closes, constitute a Permitted Acquisition under
          Section 6.1 of the Credit Agreement, it shall (without limiting any other provision of the Credit Agreement or any other Loan Document) not be restricted by this clause (v) nor shall any cash portion of the purchase price count against the aggregate cash limitation set forth in clause (B) of this clause (v);

          (vi) the Target shall have positive EBITDA for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within 60 days prior to the date of consummation of such Permitted Acquisition; provided, that if the consideration payable in connection with such Permitted Acquisition consists solely of common stock, par value $.001 per share of Innovations containing substantially the same rights and preferences as in effect on the date hereof or is less than $5,000,000 in the aggregate, this condition need not be satisfied;

          (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

          (viii) unless the consideration (whether in cash, equity or otherwise) with respect to all Permitted Acquisitions (other than the First Check Acquisition) consummated on or after the Ninth Amendment Effective Date is less than


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          $10,000,000 in the aggregate at any time and $5,000,000 in the aggregate in any Fiscal Year (it being understood that in connection with the First Check Acquisition, if applicable, the Credit Parties shall, in any event, be required to comply with this clause (viii)), within thirty (30) days following the closing of any Permitted Acquisition, subject to clause (ix) below, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto (other than with respect to intellectual property that is not material in which case such Lien shall be perfected within 60 days following the closing of such Permitted Acquisition) or in the assets and Stock of the Target and any Acquisition Subsidiary (other than with respect to intellectual property that is not material in which case such Lien shall be perfected within 60 days following the closing of such Permitted Acquisition), and each Credit Party, any Acquisition Subsidiary and the Target shall have executed such documents (including, without limitation, any opinions requested by Agent in connection with obtaining Collateral in connection with such Permitted Acquisition) and taken such actions as may be required by Agent in connection therewith;

          (ix) unless the consideration (whether in cash, equity or otherwise) with respect to all Permitted Acquisitions (other than the First Check Acquisition) consummated on or after the Ninth Amendment Effective Date is less than $10,000,000 in the aggregate at any time and $5,000,000 in the aggregate in any Fiscal Year, within sixty (60) days following the closing of any Permitted Acquisition in which the Target or any Acquisition Subsidiary is an entity formed outside of the United States, Agent will be granted a first priority Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target and any Acquisition Subsidiary (provided, that, in the case of Stock held by a Domestic Subsidiary, Agent shall be granted a Lien in such Stock under, and subject to any applicable limitations set forth in, the US Pledge Agreement within thirty (30) days of the closing of such Permitted Acquisition), and each Credit Party, any Acquisition Subsidiary and the Target shall have executed such documents (including, without limitation, any opinions requested by Agent in connection with obtaining Collateral in connection with such Permitted Acquisition) and taken such actions as may be required by Agent in connection therewith; provided, that, prior to the closing of such Permitted Acquisition, (A) the Borrowers shall have provided Agent with reasonably detailed written information as to the procedure required under applicable law for Agent to be granted a first priority Lien in all such assets along with confirmation reasonably acceptable to Agent from Borrowers' local counsel from such jurisdiction that such procedure is correct; (B) Agent shall have consented in writing to the delay in providing such Lien; and (C) both before and immediately after giving effect to such Permitted Acquisition, the European Credit Parties shall have Accounts, Inventory, Real Property, plant, Equipment and available cash (not subject to any Lien other than Permitted Encumbrances (except for Permitted Encumbrances of the type described in clauses
          (j) and (k) of the definition thereof)) with a net book value of not less than $50,000,000;


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          (x) notwithstanding the foregoing clause (ix), the Agent may, in its sole discretion, (I) extend the period to provide the Collateral in connection with such Permitted Acquisition or (II) elect to waive such condition with respect to all or a portion of the assets of the Target or any Acquisition Subsidiary to the extent that (A) the grant of such first priority perfected Lien, the execution of any such documents or the performance of any such actions is prohibited by the law of the jurisdiction of formation of the applicable Credit Party, any Acquisition Subsidiary or the Target, (B) the Agent determines that, taking into consideration the costs associated therewith in relation to the value or importance of such first priority perfected Lien, it is not in the best interest of both the Lenders and the Credit Parties to grant such Lien, or (C) the value of the assets or Stock with respect to any Permitted Acquisition which shall be the subject of any waiver under this Section 6.1(x) is, in the aggregate, less than $10,000,000 (or the Equivalent Amount thereof); provided, that Agent may, at any time and from time to time elect, in its sole discretion, to enforce the conditions that had been previously waived under this
          Section 6.1(x);

          (xi) within 30 days following the closing of any Permitted Acquisition, or, if earlier, the date upon which any Credit Party files a current report on Form 8-K with the Securities and Exchange Commission under the Exchange Act which discloses such Permitted Acquisition and includes the financial information provided for below, Borrowers shall deliver to Agent, in form and substance reasonably satisfactory to Agent (Agent hereby agreeing to provide copies of such documents to the Lenders promptly following receipt thereof), (A) if such Permitted Acquisition constitutes a merger or consolidation with, or acquisition of all of the Stock of, any Person, (x) an audited (or, if not available, unaudited) balance sheet and income statement and, if available, cash flow statement of the Target for the most recently completed fiscal year of the Target, and (y) a balance sheet as of the end of the most recently completed fiscal quarter of the Target and an income statement and, if available, cash flow statement, in each case, for the elapsed portion of the fiscal year of the Target to date ending on the last day of the most recently completed fiscal quarter of the Target, in each case, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of the Target in accordance with GAAP consistently applied, and (B) if such Permitted Acquisition constitutes the acquisition of all or substantially all of the assets of any Person and the financial statements described in clause (A) above are not available, a schedule setting forth the assets acquired and the book value thereof and, if available, an income statement reflecting the performance of such assets for the most recently ended Fiscal Year;

          (xii) both before and immediately after giving effect to such Permitted Acquisition, the Credit Parties shall have aggregate US Revolving Borrowing Availability, European Revolving Borrowing Availability and available cash (not subject to any Lien other than Permitted Encumbrances (except for Permitted Encumbrances of the type described in clauses (j) and (k) of the definition thereof)) of at least $10 million (or the Equivalent Amount thereof);


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          (xiii) at or prior to the closing of any Permitted Acquisition (other than the First Check Acquisition if it is consummated on or prior to March 31, 2007), the Borrowers shall deliver to Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance, of Innovations to the effect that: (A) the Credit Parties taken as a whole (after taking into consideration all rights of contribution and indemnity the Credit Parties have against Innovations and each other Subsidiary of Innovations) are Solvent immediately prior to and will be Solvent upon the consummation of the Permitted Acquisition; (B) each of the applicable conditions set forth in this Section 6.1 have been satisfied; (C) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and the Reporting Credit Parties would have been in compliance with the financial covenants set forth in Annex F for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period); and (D) the Reporting Credit Parties have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

          (xiv) on or prior to the date of such Permitted Acquisition, Agent shall have received copies of the executed acquisition agreement and related agreements and instruments; and

          (xv) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

          Notwithstanding anything to the contrary contained herein, no Person (subject to Section 6.1(x)) shall be a Credit Party and such Person shall be deemed to be an Excluded Subsidiary until the conditions (irrespective of whether or not the Credit Parties are required to comply with such conditions) set forth in Section 6.1(viii) or (ix), as applicable, are satisfied."

               (c) Amendment to Section 6.2 of the Credit Agreement. Section 6.2(h) of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date, by deleting such clause (h) where it appears therein and inserting in lieu thereof the following new clause (h) as follows:

          "(h) so long as no Default or Event of Default has occurred and is continuing before and after giving effect to any investment or loan referred to in this clause (h) and Administrative Borrower has provided Agent with at least three (3) Business Days notice of such investment or loan, the Credit Parties may make and hold additional investments and loans not otherwise permitted by this Section 6.2, provided, that (i) the aggregate amount (the amount of each investment or loan being measured at the time of the investment or loan) of such investments and


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          loans permitted by this clause (h) shall not exceed $25,000,000 (or the Equivalent Amount thereof) at any one time outstanding, and provided, further, that if any investment under this clause (h) is in connection with the purchase of equity, the Credit Parties shall, within thirty (30) days after such purchase, provide Agent with (A) a first priority perfected pledge of the equity so purchased, together with undated powers of transfer executed in blank and (B) upon request of Agent, a legal opinion in respect of the pledge of such equity in form and substance satisfactory to Agent;"

          3. Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date, by deleting the word "and" before clause (xv) therein and inserting at the end of clause (xv) the following:

          "; and (xvi) Indebtedness specifically permitted under Section 6.1."

          4. Amendment to Section 6.7 of the Credit Agreement. Section 6.7 of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date, by deleting the word "and" before clause (d) therein and inserting at the end of clause (d) the following:

          "; and (e) Liens securing Indebtedness specifically permitted under
          Section 6.1(b)(iv); provided, that such Indebtedness shall consist solely of Capital Leases and purchase money Indebtedness (provided, further, that such Liens attach only to the assets subject to such purchase money Indebtedness or Capital Leases and, in the case of purchase money Indebtedness, such Indebtedness is incurred within 30 days following such purchase and does not exceed 100% of the purchase price of the subject assets)."

          5. Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date, by inserting a new Section 6.23 at the end of such Article as follows:

          "6.23 Minimum Excess Availability. At any date of determination, the Credit Parties shall have aggregate US Revolving Borrowing Availability, European Revolving Borrowing Availability and available cash (not subject to any Lien other than Permitted Encumbrances (except for Permitted Encumbrances of the type described in clauses
          (j) and (k) of the definition thereof)) of at least $30,000,000 (or the Equivalent Amount thereof); provided, that this Section 6.23 shall have no force or effect on any date of determination when any Credit Party fails to own any shares of Aztec Stock."

          6. Amendment to Annex A of the Credit Agreement. Annex A of the Credit Agreement is hereby amended, as of the Ninth Amendment Effective Date, by:

               (a) amending the definition of "Permitted Encumbrances" by deleting the word "and" before clause (o) where it appears there and inserting the following at the end of clause (o):

               "; Liens permitted by Section 6.7(e)."


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               (b) amending the definition of "Excluded Subsidiaries" by
inserting at the end of such definition the following:

          "and any other Subsidiary as contemplated by the last sentence of
          Section 6.1."

               (c) inserting the following new definitions in Annex A, in the applicable alphabetical order, as follows:

          "Aztec Stock' has the meaning ascribed to it in the Ninth Amendment.

          'First Check Acquisition' has the meaning ascribed to it in the Ninth Amendment.

          'Ninth Amendment' means the Ninth Amendment and Consent to Third Amended and Restated Credit Agreement dated as of November 10, 2006 by and among Agent, Innovations, Borrowers, the other Credit Parties signatory thereto, ML Capital and Lenders.

          'Ninth Amendment Effective Date' means November 10, 2006."

               (d) deleting the definition of "Non-Stock Investments and Loans" where it appears therein.

          7. Aztec Consent. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 6.2 therein), as of the Ninth Amendment Effective Date, Agent and Requisite Lenders hereby consent to the Aztec Investments; provided, that (a) each Aztec Investment is consummated pursuant to documentation in form and substance reasonably satisfactory to Agent, (b) simultaneously with (i) any Aztec Investment, Agent shall be satisfied that all applicable margin regulations are complied with (Agent's satisfaction to be assumed by the Credit Parties absent notice to the contrary from Agent); and (ii) the initial Aztec Investment, each Lender shall have been provided adequate information so that it and the Credit Parties, as applicable, may complete and prepare all forms and documentation required under Regulations T, U or X of the Federal Reserve Board, (c) in connection with the initial Aztec Investment, Agent shall have received from Borrowers' counsel an opinion in form and substance satisfactory to Agent confirming that the Aztec Investments and the use of the Loan proceeds in respect thereof do not violate Regulations T, U or X of the Federal Reserve Board, (d) Agent receives within thirty (30) days of each Aztec Investment a first priority perfected pledge of the Aztec Stock purchased with respect to such investment and, if applicable, any related certificates thereto, together with undated powers of transfer executed in blank (the "Aztec Pledge"), (e) if applicable, Agent receives within thirty (30) days of the initial Aztec Investment a legal opinion in respect of the control agreement to which the applicable Aztec Stock shall be credited to the effect that such control agreement is effective under applicable law to perfect the security interest of the Agent by control in such Aztec Stock, which opinion shall be in form and substance satisfactory to Agent, and (f) if any Aztec Investment occurs after March 31, 2007, at the consummation thereof, the Borrowers shall deliver to Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance, of Innovations to the effect that on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Aztec Investment occurring after March 31, 2007 and the Reporting Credit Parties would have been in compliance


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with the financial covenants set forth in Annex F of the Credit Agreement for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E of the Credit Agreement prior to the consummation of such Aztec Investment (giving effect to such Aztec Investment and all Loans funded in connection therewith as if made on the first day of such period).

          8. Aztec Waiver. Notwithstanding anything to the contrary contained in Sections 1.3(b)(ii) or (iii) of the Credit Agreement, Agent and Requisite Lenders hereby waive, as of the Ninth Amendment Effective Date, the requirement that the Credit Parties apply the proceeds of any sale of Aztec Stock to prepay the Loans pursuant to Sections 1.3(c)(i) and (ii), as applicable; provided, that upon the sale of Aztec Stock by any Credit Party, the proceeds of such sale shall be applied as follows: first, by US Borrower to pay interest then due and payable on the US Swing Line Loan until paid in full; second, by US Borrower to prepay the principal balance of the US Swing Line Loan until paid in full; third, by US Borrower to pay interest then due and payable on US Revolving Credit Advances until paid in full; fourth, by US Borrower to prepay the US Revolving Credit Advances and Swap Obligations on a ratable basis based on the amount of such US Revolving Credit Advances then outstanding and such Eligible Swap Obligations then due and payable until paid in full; fifth, by European Borrower to pay interest then due and payable on the European Swing Line Loan until paid in full; sixth, by European Borrower to prepay the principal balance of the European Swing Line Loan until paid in full, seventh, by European Borrower to pay interest then due and payable on European Revolving Credit Advances until paid in full; eighth, by European Borrower to prepay European Revolving Credit Advances until paid in full; and any excess shall be returned to Borrowers.

          9. Instant Technologies Investment. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 6.2 therein), as of the Ninth Amendment Effective Date, Agent and Requisite Lenders hereby consent to the Instant Technologies Investment pursuant to documentation in form and substance reasonably satisfactory to Agent; provided, that Agent receives within thirty (30) days of the Instant Technologies Investment (a) a first priority perfected pledge of the Instant Technologies Stock purchased with respect to such investment and, if applicable, any related certificates thereto, together with undated powers of transfer executed in blank, (b) at the request of Agent, a legal opinion in respect of such pledge confirming Agent's perfected security interest, which opinion shall be in form and substance satisfactory to Agent, and (c) if such Instant Technologies Investment occurs after March 31, 2007, at the consummation thereof, the Borrowers shall deliver to Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance, of Innovations to the effect that on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Instant Technologies Investment and the Reporting Credit Parties would have been in compliance with the financial covenants set forth in Annex F of the Credit Agreement for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E of the Credit Agreement prior to the consummation of such Instant Technologies Investment (giving effect to such Instant Technologies Investment and all Loans funded in connection therewith as if made on the first day of such period).

          10. Acknowledgement regarding In Vitro Technologies. Agent and Requisite Lenders hereby acknowledge and agree that the terms and conditions of
Section 6.1 of the Credit

Agreement, as amended hereby, shall apply to the acquisition of In Vitro Technologies and that such acquisition shall be considered a Permitted Acquisition under the Credit Agreement, subject to compliance with such amended terms and conditions.

          11. Employee Loan Consent. Notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Sections 6.2 and 6.4(b), Agent and Requisite Lenders hereby consent, as of the Ninth Amendment Effective Date, to the Employee Loan.

          12. Consent to Wachovia Lease Transaction. As of the Ninth Amendment Effective Date, Lenders hereby consent to Agent releasing any security interest and Lien, if any, which may have attached to the equipment attached hereto as Exhibit A under the Wachovia Lease Transaction as more fully described in the Eight Amendment and Consent to Third Amended and Restated Credit Agreement dated as of October 30, 2006 by and among Agent, Innovations, Borrowers, the other Credit Parties signatory thereto, ML Capital and the Lenders signatory thereto.

          13. Remedies. This Amendment shall constitute a Loan Document. The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

          14. Representations and Warranties. To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

               (a) The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement"): (i) are within such Person's corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority;
(v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Ninth Amendment Effective Date.

               (b) This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

               (c) This Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or other laws affecting creditors' rights generally or by equitable principals of general applicability.

               (d) No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

               (e) No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

               (f) The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto, be true and correct on and as of (i) the date hereof, and (ii) the Ninth Amendment Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          15. No Amendments/Waivers/Consents. Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the acknowledgements, consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute an acknowledgement, consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          16. Affirmation of Obligations. Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

          17. Outstanding Indebtedness; Waiver of Claims. Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of November 10, 2006, (a) the outstanding balance of the European Revolving Loan is $0, (b) the outstanding balance of the US Revolving Loan is $0, (c) the outstanding balance of the US Term Loan is $44,887,500, and (d) the outstanding balance of European Term Loan is $0. Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Ninth Amendment Effective Date; provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

          18. Expenses. Borrowers hereby reconfirm their obligations pursuant to
Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

          19. Amendment Fee. To induce Agent and Lenders to enter into this Amendment, Borrowers hereby agree to pay to Agent, for the benefit of those Lenders which provide consent hereto no later than 3:00pm EST, Friday, November 10, 2006, an amendment fee in the amount of $155,000 (to be allocated among Agent and such Lenders on a ratable basis) in immediately available funds, payable on the Ninth Amendment Effective Date.

          20. Effectiveness. Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of November 10, 2006 (the "Ninth Amendment Effective Date"):

               (a) Amendment. Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Requisite Lenders, and each of the Credit Parties.

               (b) Payment of Expenses. Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

               (c) Representations and Warranties. The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof.

               (d) First Check Acquisition Documents. Agent shall have received copies of the draft First Check Acquisition term sheet and any other documentation in connection therewith in existence on the date hereof.

          21. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          22. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                        BORROWERS

                                        WAMPOLE LABORATORIES, LLC
                                        INVERNESS MEDICAL (UK) HOLDINGS LIMITED


                                        By: /s/ David Teitel
                                            ------------------------------------
                                        Name: David Teitel
                                        Title: Vice President, Authorized
                                               Signatory

                                        AGENT AND LENDERS

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Agent and a Lender


                                        By: /s/ Andrew Moore
                                            ------------------------------------
                                            Duly Authorized Signatory

                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Business Financial
                                        Services Inc., as a Lender


                                        By: /s/ Mathew R. Lank
                                            ------------------------------------
                                            Duly Authorized Signatory

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ David Bacon
                                            ------------------------------------
                                        Name: David Bacon
                                        Title: FVP

                                        MARATHON SPECIAL OPPORTUNITY CLO I,
                                        LTD., as a Lender

                                        By: Marathon Asset Management, LLC, its
                                            Portfolio Manager and Authorized
                                            Signatory


                                        By: /s/ Louis T. Hanover
                                            ------------------------------------
                                        Name: Louis T. Hanover
                                        Title: Authorized Signatory

                                        DRYDEN IV - LEVERAGED LOAN CDO 2003,
                                        as a Lender

                                        By: Prudential Investment Management,
                                            Inc., as Collateral Manager


                                        By: /s/ Stephen J. Collins
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DRYDEN V - LEVERAGED LOAN CDO 2003, as a
                                        Lender

                                        By: Prudential Investment Management,
                                            Inc., as Collateral Manager


                                        By: /s/ Stephen J. Collins
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DRYDEN VII - LEVERAGED LOAN CDO 2004, as a Lender

                                        By: Prudential Investment Management,
                                            Inc., as Collateral Manager


                                        By: /s/ Stephen J. Collins
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DRYDEN VIII - LEVERAGED LOAN CDO 2005,
                                        as a Lender

                                        By: Prudential Investment Management,
                                            Inc., as Collateral Manager


                                        By: /s/ Stephen J. Collins
                                            ------------------------------------
                                        Name: Stephen J. Collins
                                        Title: VP


                                        Dryden XVI - Leveraged Loan CDO 2006

                                        By: Prudential Investment Management,
                                        Inc., as Collateral Manager


                                        By: /s/ Stephen J. Collins
                                            ------------------------------------
                                        Name: Stephen J. Collins
                                        Title: VP

     The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

                                        INVERNESS MEDICAL INNOVATIONS, INC.
                                        APPLIED BIOTECH, INC.
                                        ADVANTAGE DIAGNOSTICS CORPORATION
                                        FOREFRONT DIAGNOSTICS, INC.
                                        INVERNESS MEDICAL INTERNATIONAL HOLDING
                                           CORP.
                                        INVERNESS MEDICAL INTERNATIONAL HOLDING
                                           CORP. II
                                        INVERNESS MEDICAL, INC.
                                        INNOVATIONS RESEARCH, LLC
                                        ISCHEMIA TECHNOLOGIES, INC.
                                        IVC INDUSTRIES, INC.
                                        INNOVACON, INC.
                                        OSTEX INTERNATIONAL, INC.
                                        SELFCARE TECHNOLOGY, INC.
                                        BINAX, INC.
                                        INVERNESS MEDICAL - BIOSTAR, INC.
                                        UNIPATH ONLINE, INC.
                                        RICH HORIZONS INTERNATIONAL LIMITED
                                        CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
                                        DMD, DIENSTLEISTUNGEN & VERTRIEB FUR
                                           MEDIZIN UND DIAGNOSTIK GMBH
                                        INVERNESS MEDICAL CANADA, INC.
                                        INVERNESS MEDICAL EURASIA LIMITED
                                        INVERNESS MEDICAL FRANCE SAS
                                        INVERNESS MEDICAL GERMANY GMBH
                                        SCANDINAVIAN MICRO BIODEVICES APS
                                        STIRLING MEDICAL INNOVATIONS LIMITED
                                        INVERNESS MEDICAL SWITZERLAND GMBH
                                        UNIPATH DIAGNOSTICS GMBH
                                        INVERNESS MEDICAL DEUTSCHLAND GMBH
                                        INVERNESS MEDICAL JAPAN, LTD.
                                        INVERNESS MEDICAL IBERICA, S.A.
                                        INVERNESS MEDICAL SPAIN, S.L.U.
                                        UNIPATH LIMITED
                                        IVD MANAGEMENT LIMITED
                                        INVERNESS MEDICAL INVESTMENTS, LLC


                                        By: /s/ David Teitel
                                            ------------------------------------
                                        Name: David Teitel

                                 Title: Vice President - Finance, Vice
                                        President - Finance, Vice President -
                                        Finance, Vice President - Finance,
                                        President, President, Vice President -
                                        Finance, Vice President - Finance, Vice
                                        President - Finance, Vice President -
                                        Finance, Vice President - Finance, Vice
                                        President - Finance, Vice President -
                                        Finance, Vice President - Finance, Vice
                                        President - Finance, Vice President -
                                        Finance, Vice President, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Authorized
                                        Person, Authorized Person, Manager,
                                        respectively